EXHIBIT 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-17737 and Form S-8 No. 33-27793) and in the Registration Statements and related Prospectuses (Form S-3 No. 33-17131 and Form S-4 No. 333-54312) of our report dated September 11, 2001 with respect to the consolidated financial statements and schedule of Piccadilly Cafeterias, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2001.

                                                                                                                /s/ Ernst & Young LLP

New Orleans, Louisiana
September 27, 2001